As filed with the Securities and Exchange Commission on February 10, 2015

Registration No. 333-196745

Registration No. 333-181083

Registration No. 333-124807

Registration No. 333-105341

Registration No. 333-88260

Registration No. 333-88258

Registration No. 333-59474

Registration No. 333-59470

Registration No. 333-69887

Registration No. 333-69885

Registration No. 333-53585

Registration No. 333-27999

Registration No. 033-64517

Registration No. 033-62277

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-196745

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-181083

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-124807

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-105341

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-88260

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-88258

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-59474

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-59470

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-69887

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-69885

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-53585

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-27999

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 033-64517

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 033-62277

UNDER
THE SECURITIES ACT OF 1933

ORBITAL SCIENCES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	06-1209561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (703) 406-5000

Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation (2011 Restatement)

Orbital Sciences Corporation Amended and Restated 2005 Stock Incentive Plan

Orbital Sciences Corporation 2005 Stock Incentive Plan

Orbital Sciences Corporation 1999 Employee Stock Purchase Plan

Orbital Sciences Corporation 1997 Stock Option and Incentive Plan

Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation (1998 Restatement)

MacDonald, Dettwiler and Associates Ltd. Amended and Restated Key Employee Share Option Plan – 1994

MacDonald, Dettwiler and Associates Ltd. Key Employee Share Option Plan – 1993

MacDonald, Dettwiler and Associates Ltd. Key Employee Share Option Plan – 1988

MacDonald, Dettwiler and Associates Ltd. Employee Share Option Plan – 1988

Orbital Sciences Corporation 1990 Stock Option Plan

Orbital Sciences Corporation 1990 Stock Option Plan for Non-Employee Directors

(Full Titles of the Plans)

David W. Thompson

President and Chief Executive Officer

45101 Warp Drive

Dulles, Virginia 20166

(703) 406-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

John Beckman, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Tel: (202) 637-5600

Fax: (202) 637-5910

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements of Orbital Sciences Corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•                  Registration Statement No. 333-196745, registering 500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company under the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation (2011 Restatement);

•                  Registration Statement No. 333-181083, registering 2,500,000 shares of Common Stock of the Company under the Orbital Sciences Corporation Amended and Restated 2005 Stock Incentive Plan;

•                  Registration Statement No. 333-124807, registering 2,500,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 2005 Stock Incentive Plan;

•                  Registration Statement No. 333-105341, registering 1,500,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1999 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-88260, registering 2,000,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan;

•                  Registration Statement No. 333-88258, registering 1,000,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1999 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-59474, registering 1,500,000 shares of Common Stock of the Company under the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation (1998 Restatement);

•                  Registration Statement No. 333-59470, registering 5,400,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan;

•                  Registration Statement No. 333-69887, registering 500,000 shares of Common Stock of the Company under the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation (1998 Restatement);

•                  Registration Statement No. 333-69885, registering 2,000,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1999 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-53585, registering 1,600,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan;

•                  Registration Statement No. 333-27999, registering 1,600,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan;

•                  Registration Statement No. 033-64517, registering 328,399 shares of Common Stock of the Company under the MacDonald, Dettwiler and Associates Ltd. Amended and Restated

Key Employee Share Option Plan — 1994, Key Employee Share Option Plan — 1993, Key Employee Share Option Plan — 1988 and Employee Share Option Plan — 1988; and

•                  Registration Statement No. 033-62277,  registering 975,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1990 Stock Option Plan and 50,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1990 Stock Option Plan for Non-Employee Directors.

On February 9, 2015, the Company completed the merger contemplated by the Transaction Agreement (the “Transaction Agreement”), dated as of April 28, 2014, among the Company, Alliant Techsystems Inc. (“ATK”), Vista Outdoor Inc. (formerly Vista SpinCo Inc.) and Vista Merger Sub Inc., a wholly-owned subsidiary of ATK (“Merger Sub”).  Pursuant to the Transaction Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of ATK.  At the effective time of the Merger, each outstanding share of the Company’s Common Stock (other than shares owned by the Company, ATK or Merger Sub, which were cancelled) was converted into the right to receive 0.449 shares of common stock of ATK, with cash paid in lieu of fractional shares.

As a result of the merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements.  Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dulles, Commonwealth of Virginia, on this 10th day of February, 2015.

ORBITAL SCIENCES CORPORATION

By:	/s/ Thomas E. McCabe
Name:	Thomas E. McCabe
Title:	Senior Vice President, General Counsel and Secretary

Note:  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.